Exhibit 10.1
ADVISOR AGREEMENT

    This Advisor Agreement (“Agreement”) is made and entered into by and between MRC Energy Company (“Matador”) and Matthew V. Hairford, as an advisor (“Advisor”), to be effective on the date signed by last party to sign below.

WITNESSETH:

    WHEREAS, Matador desires to retain Advisor to provide services as a special advisor to the Board of Directors and Chairman of the Board and Chief Executive Officer of Matador Resources Company (the “Company”) for the period and on the basis set forth herein, and Advisor desires to be so retained by Matador;

    NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

1.Matador hereby retains Advisor as a special advisor to the Board of Directors and Chairman of the Board and Chief Executive Officer of the Company for the time and on the basis set forth herein.

2.The term of this Agreement shall commence simultaneously with Advisor’s retirement from his position as President of the Company on March 31, 2022 and shall continue through the close of business on December 31, 2023 (the “Primary Term”), unless earlier terminated in accordance with Paragraph 11; provided, however, subject to Paragraph 11, upon its expiration, the Primary Term shall be extended automatically month-to-month (any such extension together with the Primary Term, the “Term”).

3.Throughout the Term, Advisor hereby accepts and agrees to devote Advisor’s best efforts in the interests of Matador and the Company to the performance of the Services (as defined below). Such Services shall be performed (i) in the Company’s corporate office in Dallas, Texas, (ii) on the Company’s oil and natural gas properties in West Texas and Southeast New Mexico and (iii) at such other locations as may reasonably be requested by the Chairman of the Board. During the Term, Advisor agrees not to accept employment with or provide services for any other party if the possibility exists that there may be a conflict of interest between Matador or the Company and such party. In such case, Advisor agrees to advise Matador in writing in advance of any potential opportunities for employment with, or the provision of services to, any such party, and may not accept such employment or provide any services to such party until Advisor has received confirmation in writing from Matador that in Matador’s sole judgment no conflict of interest exists.

4.Advisor shall report to the Chairman of the Board, or his successor, and/or such other personnel of Matador or its parent or affiliated companies as designated from time to time by the Chairman of the Board, or by any of the executive officers of the Company. Advisor shall meet periodically with the Chairman of the Board to discuss specific services to be performed by Advisor.

5.This Agreement and Advisor’s services hereunder shall include but are not limited to involvement with the following, as requested by the Board of Directors and/or the Chairman of the Board (the “Services”), during the Term:

a.training and transitioning of responsibility to his successor(s) as reasonably requested by the Chairman of the Board;
b.consulting with respect to Matador’s drilling, completion and production operations and financial results;
c.assisting with respect to San Mateo Midstream, LLC’s (“San Mateo”) operations and financial results;
d.consulting on San Mateo projects, including serving as San Mateo’s representative on certain outside transactions with other parties;
e.participating in relationships with parties involved in the operations of Matador or San Mateo;
f.consulting, as needed, on certain legal proceedings and regulatory matters affecting Matador’s or San Mateo’s operations;
g.consulting on evaluation and development of personnel;
h.advising the Board of Directors and the Executive Committee on acquisitions and financial matters; and
i.participating in such other matters as may be determined by the Chairman of the Board.

6.As compensation for the Services, Matador agrees to pay Advisor a retainer in the amount of $250,000 per year ($20,833 per month). Such amount will be paid monthly in arrears. In addition, as Services are rendered during the Term, Advisor’s outstanding equity awards granted under the Company’s long-term incentive plans shall continue to vest in accordance with the terms and conditions of the applicable award agreements. Matador agrees to reimburse Advisor for all reasonable travel expenses incurred in accordance with Matador’s policies then in effect, which shall be payable by Matador, in arrears. However, Advisor shall be responsible for daily travel expenses to and from Matador’s offices, meals and incidental expenses. Advisor shall be responsible for the payment of all taxes associated with the amounts received pursuant to this Agreement.

7.During the Term, Matador may disclose to Advisor information which Matador considers confidential and proprietary. In addition, Matador considers Advisor’s efforts and Services hereunder, and the work product and results thereof, to be confidential and proprietary information. Advisor agrees not to publish or disclose any such information to others without the prior written consent of Matador. In the event that Advisor receives a request or is required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of confidential and proprietary information received by Advisor, Advisor agrees to immediately notify Matador in writing of any such request or requirement so that Matador may seek an appropriate protective order, or waive compliance with the provisions hereof. In the event no such protective order is granted and no such waiver is made by Matador, Advisor may disclose only that portion of the confidential information which Advisor is advised by counsel is legally required to be disclosed, and shall exercise Advisor’s reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information and Advisor shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by Advisor not permitted by this Agreement. As to the above confidential disclosure to Advisor by Matador and Advisor’s efforts and Services hereunder, the obligation of confidence shall extend from the termination of this Agreement but shall not apply to (a) information which Advisor can show by documents was already in Advisor’s possession prior to Matador’s disclosure thereof, (b) information that is or becomes known to the general public through no act of Advisor or (c) information which Advisor receives from a third party having the lawful right to disclose such information without breach of any obligation of confidentiality. Advisor shall not employ others to assist with the provision of Services covered by this Agreement. Upon termination of this Agreement, Advisor shall surrender to Matador all of Advisor’s work product and all data and information obtained by, utilized by or provided to Advisor in furtherance of this Agreement and Advisor shall not retain any such work product, information or data, or any copies thereof. Advisor (i) is aware that United States securities laws prohibit any person who has material, nonpublic information about a public company from purchasing or selling securities of that company, or from communicating that information to any other person under circumstances where it is reasonably foreseeable that such person is likely to purchase or sell those securities, (ii) is familiar with the Securities Exchange Act of 1934 (the “Exchange Act”), and (iii) shall not use, nor cause any third party to use, any information in contravention of the Exchange Act. Advisor shall be subject to the Company’s Insider Trading Policy. Advisor is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Advisor files a lawsuit for retaliation against Matador or its parents or subsidiaries for reporting a suspected violation of law, Advisor may disclose Matador’s trade secrets to Advisor’s attorney and use the trade secret information in the court proceeding if Advisor files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

8.Notwithstanding anything to the contrary, Advisor agrees that, during the Term and for a period of two (2) years from the date of termination of this Agreement, except on behalf of the Company or Matador, Advisor will not compete with the Company either for the services of any employee or engage in any effort to acquire any interest, directly or indirectly, or conduct or have conducted on Advisor’s behalf, or participate in any leasing, geological, geophysical, drilling or other exploration activity or otherwise compete with Matador, or cause or consult with any third party to do any of such activities or otherwise compete, as to the lands covered by any project(s) and matters which Advisor worked on or was exposed to as a consequence of the Services performed under this Agreement or Advisor’s prior employment with Matador, without the express written consent of Matador, which shall not be unreasonably withheld.

9. Advisor agrees to protect and hold the Company and Matador free and harmless against any liability, damage, loss, expense, claim, action or proceeding (a “Claim”) arising in any way out of, in connection with, or resulting from (a) Advisor’s breach of any representation, warranty or obligation under this Agreement or (b) any Claim for bodily injury or death of any person or damage to real or tangible personal property resulting from Advisor’s acts or omissions. Advisor specifically waives for himself and Advisor’s agents, heirs and successors any Claim for any injury or accidental death rising out of the performance of the Services.

10.During the Term, Advisor will be an independent contractor and Advisor shall not be an employee of Matador or of any of its affiliates, and Advisor will not represent himself as an employee of Matador or any of its affiliates to any party or parties. Advisor shall therefore render the Services on a consultancy basis as a professional, without any bond of employment. Except with regard to COBRA continuation coverage rights in respect of his prior period of employment, the parties confirm and assent that Advisor shall not be eligible for any of Matador’s employee benefits. Advisor shall provide all tools and equipment necessary to perform the Services hereunder except that Matador may offer to provide certain equipment, software and/or tools for projects it assigns to Advisor and Advisor may elect at Advisor’s sole discretion to utilize the equipment, software and/or tools for the performance of Services. The parties confirm and assent that Advisor has the right of control on how Services provided hereunder are completed. Advisor shall carry such insurance as Advisor deems necessary or desirable and Matador shall not be liable to Advisor for the premiums on any such insurance policies issued to Advisor on Advisor’s behalf. Matador shall not be required to carry for Advisor’s benefit any worker’s compensation or industrial or occupational disease insurance. Likewise, it is not the intention of the parties hereto to create, expressly or impliedly, a partnership, association or joint venture, and any such partnership, association or joint venture status is hereby expressly denied. Upon reasonable prior written notice, Matador or its designated agents shall be permitted access to all books and records of Advisor reasonably related to the payments made hereunder and to the performance by Advisor of the Services hereunder, including for the purpose of auditing such books and records, all at the expense of Matador.

11.This Agreement may be terminated by Matador without notice or by Advisor at any time with not less than fifteen (15) days prior written notice.  In the event that Matador terminates this Agreement, Matador shall have no further obligation to pay Advisor hereunder except for actual hours of Services completed by Advisor as of termination by Matador or continue to vest Advisor’s outstanding equity awards. If Advisor terminates this Agreement, Advisor shall be entitled to all compensation for actual hours of Services completed by Advisor as of termination by Advisor. Neither termination nor completion of this Agreement referred to above shall affect Paragraphs 7, 8, 9 and 10, which provisions shall survive the termination of this Agreement and remain operative and in full force and effect.

12.Advisor specifically confirms and assents that, as of the beginning of the Term, except with respect to any agreement executed by Advisor in connection with his prior employment with Matador or its affiliates, Advisor is not governed by any non-compete, confidentiality or other agreement or any other circumstance that would in any way restrict, hamper or interfere with Advisor’s ability to provide the Services. Furthermore, Advisor agrees not to provide to Matador or bring onto its premises any confidential information of a previous employer or other company.

13.Except as otherwise agreed in writing by the parties hereto, all amounts paid to Advisor shall be paid in legal tender of the United States, and shall be by check or wire transfer.

14.This Agreement as to Advisor is personal and may not be assigned or otherwise transferred by Advisor. Matador, however, shall have the right to assign this Agreement to any of its affiliates or successors. This Agreement may not be amended except by written instrument signed by both parties, and no waiver shall be enforceable against any party unless evidenced by a written instrument signed by the party against which enforcement is sought.

15.This Agreement shall be construed under and interpreted in accordance with the laws of the State of Texas, excluding laws, rules and principles that otherwise require reference to the laws of another jurisdiction, and venue shall be in Dallas County, Texas. Any dispute arising out of or relating to this Agreement, including any question relating to its existence, validity or termination, which cannot be amicably resolved by the parties, within 30 days after either party has notified the other party in writing of the existence of such dispute, shall be settled before three arbitrators, one to be appointed by each party and the two so appointed shall appoint the third arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, arbitration to be held in Dallas, Texas, U.S.A.; and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, the arbitration being final, binding and without right of appeal. A dispute may be submitted to arbitration by either party after the 30-day period mentioned above by notice in writing to the other party.
16.Failure of either party hereto to insist upon or require strict compliance with any provision hereof shall not be considered a waiver of such provision or modification of this Agreement unless so specified in writing. The provisions of this Agreement are severable and the invalidity or unenforceability of one or more of the provisions herein shall not have any effect on the validity or enforceability of any other provision. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same original document.

17.Advisor represents that Advisor is either a U.S. Citizen or has the legal right under the laws of the U.S.A. to enter into this Agreement and to provide the Services hereunder, and that Advisor will immediately advise Matador in the event Advisor’s legal status should change.

    IN WITNESS WHEREOF, Matador has caused this Agreement to be executed on its behalf by its duly authorized corporate officer and Advisor has hereunto set Advisor’s hand as of the date set forth underneath each respective signature below.

Signature and address for Notice:    MRC ENERGY COMPANY
Address:                One Lincoln Centre
                    5400 LBJ Freeway, Suite 1500
                    Dallas, Texas 75240

                    By: /s/ Joseph Wm. Foran
            .            Joseph Wm. Foran
                        Chairman of the Board and Chief Executive Officer

                    Date: March 31, 2022

Signature and address for Notice:    Matthew V. Hairford
Address:                _____________________
                    _____________________

                    /s/ Matthew V. Hairford
                    Matthew V. Hairford

    Date: March 31, 2022

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